As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-289634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT
OF 1933

James River Group Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	98-0585280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1414 Raleigh Road, Suite 405

Chapel Hill, North Carolina 27517

(919) 900-1200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeanette Miller

Senior Vice President and Chief Legal Officer

James River Group, Inc.

1414 Raleigh Road, Suite 405

Chapel Hill, North Carolina 27517

(919) 900-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric T. Juergens

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

(212) 909-6000

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended.

Explanatory Note

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement on Form S-3 (File No. 333-289634) (the “Registration Statement”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by James River Group Holdings, Inc., a Delaware corporation (the “Company”), as the successor to James River Group Holdings, Ltd., a Bermuda exempted company. Effective November 7, 2025, James River Group Holdings, Ltd. changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to James River Group Holdings, Inc. The Company expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For the purposes of this Amendment and the Registration Statement, references to the “Company,” “James River,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication, James River Group Holdings, Ltd. and, as of any time after the Domestication, James River Group Holdings, Inc. The information contained in this Amendment sets forth additional information to reflect the Domestication. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective date of the Domestication will not reflect the change in our name, jurisdiction of incorporation or capital structure.

For additional information regarding the Domestication, please see the section titled “Special Note Regarding the Domestication” in the prospectus contained in this Amendment.

PROSPECTUS

James River Group Holdings, Inc.

21,334,134 Shares of Common Stock

The selling stockholders identified herein, or any other selling stockholder identified in supplements to this prospectus, may from time to time offer or sell shares of common stock, par value $0.0002 per share (the “common stock”), in amounts, at prices and on terms that will be determined at the time of the offering. See “Plan of Distribution” for more information. To the extent that a selling stockholder resells any shares of common stock, such selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the amount and terms of the common stock being offered. You should read this prospectus and any applicable prospectus supplement before you invest. We will not receive any proceeds from the resale of our common stock by the selling stockholders, but we have agreed to pay certain registration expenses. The selling stockholders will be responsible for all underwriting fees, discounts and commissions, if any, in connection with the resale of the common stock offered by this prospectus or any related prospectus supplement.

We are registering for resale shares of common stock held by the selling stockholders pursuant to the registration rights agreements entered into with the selling stockholders, as described under the heading “Description of Capital Stock” in this prospectus, but the registration of those shares does not necessarily mean that any of those shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholder. Any prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, before you make an investment decision.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “JRVR.” On November 7, 2025, the last reported closing sale price of our common stock on the Nasdaq Global Select Market was $5.51 per share.

Investing in our common stock involves risk. You should consider the risk factors described under the heading “Risk Factors” on page 6 of this prospectus and in any applicable prospectus supplement and set forth in the documents incorporated by reference herein before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2025.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that the selling stockholders may offer. Each time the selling stockholders resell any common stock, we will, to the extent necessary, provide one or more prospectus supplements that will contain specific information about the terms of the offering. Such prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriter have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock described in this prospectus or the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to (i) the “Company,” “James River,” the “Registrant,” “we,” “our,” “us” and similar terms mean, as of any time prior to the Domestication (as defined below under “Special Note Regarding the Domestication”), James River Group Holdings, Ltd., a Bermuda-based holding company, and, as of any time after the Domestication, James River Group Holdings, Inc., a Delaware corporation, and, in each case, its subsidiaries taken as a whole, (ii) “GP Investor” refers to GPC Partners Investments (Thames) LP, (iii) “Enstar Investor” refers to Cavello Bay Reinsurance Limited and (iv) the “selling stockholders” collectively refer to the GP Investor and the Enstar Investor. “Selling stockholders” also include donees, assignees, transferees or other successors-in-interest who may later hold any selling stockholder’s shares of common stock.

Company Overview

James River Group Holdings, Inc. is a Delaware corporation. We own and operate a group of specialty insurance companies. Our objective is to generate compelling returns on tangible equity, while limiting underwriting and investment volatility. We seek to accomplish this by earning profits from insurance underwriting and generating meaningful risk-adjusted investment returns, while managing our capital.

Corporate Information

We are a corporation incorporated under the laws of the State of Delaware. We first incorporated and commenced our existence in Bermuda on May 30, 2007 as a Bermuda exempted company under the name Franklin Holdings (Bermuda), Ltd. On September 18, 2014, we changed our name to James River Group Holdings, Ltd. We redomesticated our jurisdiction of incorporation to Delaware in the United States on November 7, 2025. Our principal executive office is located at 1414 Raleigh Road, Suite 405, Chapel Hill, North Carolina 27517, and our phone number is (919) 900-1200. Our website can be found at https://jrvrgroup.com, the contents of which are not a part of, and shall not be deemed to be a part of, this prospectus. Each prospectus supplement may include additional information about us.

THE OFFERING

Issuer	James River Group Holdings, Inc.

Use of Proceeds	We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholders, but we may bear a portion of the expenses of the offerings of the shares of common stock.

Market for Common Stock	Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “JRVR”.

Risk Factors	Investing in our common stock involves risk. You should consider the risk factors described under the heading “Risk Factors” on page 6 of this prospectus and in any applicable prospectus supplement and set forth in the documents incorporated by reference herein before you invest in our common stock.

THE SELLING STOCKHOLDERS IDENTIFIED HEREIN, OR ANY OTHER SELLING STOCKHOLDERS IDENTIFIED IN SUPPLEMENTS TO THIS PROSPECTUS, MAY FROM TIME TO TIME OFFER AND SELL SHARES OF COMMON STOCK. EACH TIME SHARES OF COMMON STOCK ARE OFFERED WITH THIS PROSPECTUS, TO THE EXTENT NECESSARY, WE WILL PROVIDE A PROSPECTUS SUPPLEMENT THAT WILL DESCRIBE THE SPECIFIC AMOUNTS, PRICES AND TERMS OF THE SHARES OF COMMON STOCK BEING OFFERED.

SPECIAL NOTE REGARDING THE DOMESTICATION

Effective November 7, 2025, James River Group Holdings, Ltd. changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to James River Group Holdings, Inc. The Domestication was effected in the manner described in James River Group Holdings, Ltd.’s registration statement on Form S-4 (the “Form S-4”), which was filed with the Commission on August 15, 2025 (File No. 333-289276). In the Domestication, James River Group Holdings, Ltd. discontinued its existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continued its existence under the DGCL as a corporation incorporated in the State of Delaware.

Our consolidated business, operations, assets and liabilities, as well as our principal locations (other than our registered office in Bermuda) and fiscal year, are the same immediately after the Domestication as they were immediately prior to the effective time of the Domestication. In addition, the directors and executive officers of the Company immediately after the Domestication are the same individuals who were directors and executive officers, respectively, of James River Group Holdings, Ltd. immediately prior to the Domestication.

Our common stock continues to be listed for trading on the Nasdaq Global Select Market under the symbol “JRVR.” Upon effectiveness of the Domestication, the Company’s CUSIP number relating to its common stock changed to 46990A 102.

In connection with the Domestication, the common shares of James River Group Holdings, Ltd., par value $0.0002 per share (the “common shares”) (including fractions of common shares, as the case may be), issued and outstanding immediately prior to the effective time of the Domestication automatically converted by operation of law into an equivalent number of shares of common stock, par value $0.0002 per share (the “common stock”) (or fractions of shares of common stock, as the case may be), of James River Group Holdings, Inc. The number of shares of common stock of James River Group Holdings, Inc. outstanding immediately after the Domestication was the same as the number of shares of common shares of James River Group Holdings, Ltd. outstanding immediately prior to the Domestication. Consequently, each holder of a common share (or fraction thereof) of James River Group Holdings, Ltd. immediately prior to the Domestication held, immediately thereafter, a share of common stock (or fraction thereof) of James River Group Holdings, Inc. representing the same proportional equity interest in the Company as that shareholder held in James River Group Holdings, Ltd. and representing the same class of shares.

Following the Domestication, the rights of holders of the Company’s common stock are now governed by the Company’s Delaware certificate of incorporation (“Certificate of Incorporation”), its Delaware by-laws (“By-laws”) and the DGCL, each of which is described in James River Group Holdings, Ltd.’s final prospectus relating to the Domestication, which was filed with the Commission pursuant to Rule 424(b)(3) on August 19, 2025 (the “Final Prospectus”). The Final Prospectus is part of the Form S-4.

FORWARD-LOOKING STATEMENTS

Information included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by the fact that they do not relate strictly to historical or current facts. You may identify forward-looking statements in this prospectus by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, all statements relating to our future financial performance, our business prospects and strategy, anticipated financial position and financial strength ratings, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included and incorporated by reference in this prospectus as a result of various factors, many of which are beyond our control, including, among others:

•	the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves;

•	inaccurate estimates and judgments in our risk management may expose us to greater risks than intended;

•	downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write, and ultimately our financial condition;

•	the outcome of the litigation in connection with the sale of our casualty reinsurance business;

•	the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel;

•	adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both;

•	the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses;

•	exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers;

•	reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships;

•	reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships;

•	our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans;

•	losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks;

•	the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses;

•	inadequacy of premiums we charge to compensate us for our losses incurred;

•	the impact of the change to the jurisdiction of incorporation of James River Group Holdings, Ltd. from Bermuda to Delaware;

•	changes in laws or government regulation, including tax or insurance law and regulations;

•	changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our stockholders;

•	in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation;

•	the Company or its foreign subsidiary becoming subject to U.S. federal income taxation;

•	a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities;

•	losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events;

•	potential effects on our business of emerging claim and coverage issues;

•	the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents;

•	our ability to manage our growth effectively;

•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended;

•	changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and

•	an adverse result in any litigation or legal proceedings we are or may become subject to.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock offered by the selling stockholders, but we may bear a portion of the expenses of the offerings of the shares of common stock.

SELLING STOCKHOLDERS

The following selling stockholders may offer and sell our shares of common stock under this prospectus and any accompanying prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:

•	GPC Partners Investments (Thames) LP, an affiliate of Gallatin Point Capital LLC

•	Cavello Bay Reinsurance Limited

GP Issuance

On February 24, 2022, we entered into an investment agreement (the “Original Investment Agreement”) with the GP Investor, an affiliate of Gallatin Point Capital LLC, providing for the issuance and sale of 150,000 of the Company’s Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share (the “Series A Preferred Shares”), for an aggregate purchase price of $150,000,000 (the “Liquidation Preference”), or $1,000 per share, in a private placement (the “GP Issuance”). We completed the GP Issuance on March 1, 2022. On November 11, 2024, we entered into the first amendment to the Original Investment Agreement (as amended, the “Investment Agreement”), in connection with the GP Investor converting 37,500 Series A Preferred Shares into 5,859,375 shares of common stock (the “Initial Conversion Shares”).

The Initial Conversion Shares were converted at a price per share of $6.40. Pursuant to the Amended and Restated Certificate of Designations, dated as of November 11, 2024 (the “A&R Certificate of Designations”), all Series A Preferred Shares other than the Initial Conversion Shares are convertible at the option of the holders thereof at any time into shares of common stock at an initial conversion price of $8.32, subject to customary anti-dilution adjustments, including cash dividends paid on the shares of common stock above specified levels.

Unless and until the Company obtains the stockholder approval required by Nasdaq Listing Standard Rule 5635 for the issuance of shares of common stock upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule, if such rule is applicable, no shares of common stock will be issued or delivered upon conversion of any Series A Preferred Share, and no Series A Preferred Share will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the holders of the Series A Preferred Shares in the aggregate beneficially owning more than 19.9% of the number of shares of common stock then outstanding or the total voting power of the Company’s then- outstanding voting securities (the “Conversion Limitation”).

Enstar Issuance

On November 11, 2024, we entered into a subscription agreement (the “Subscription Agreement”) with the Enstar Investor, providing for the issuance and sale of 1,953,125 shares of common stock (the “Enstar Issuance”) at a price per share of $6.40 (the “Enstar Investor Shares”). Subsequently, the Company issued the Enstar Investor Shares on December 23, 2024 and, in connection therewith, the Company and the Enstar Investor entered into the Enstar Registration Rights Agreement pursuant to which the Company agreed to provide the Enstar Investor with customary registration rights with respect to the Enstar Investor Shares.

Beneficial Ownership

The amounts and percentages of shares of common stock owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon conversion of a security held by that person that are immediately exercisable or convertible, or exercisable or convertible within 60 days of the date of determination of beneficial ownership.

The number of shares of common stock that may be offered pursuant to this prospectus is calculated based on an assumed conversion at the holders’ election of all 112,500 Series A Preferred Shares outstanding as of September 30, 2025, as determined in accordance with the A&R Certificate of Designations setting forth the terms of the Series A Preferred Shares. The number of shares of common stock issuable upon conversion of the Series A Preferred Shares beneficially owned and that may be offered by the GP Investor pursuant to this prospectus may increase or decrease from that set forth in the table below and elsewhere in this prospectus.

The percentage of common stock beneficially owned before and after the offering is based on, as of September 30, 2025, (i) 45,936,898 shares of common stock outstanding and (ii) the assumed conversion of all Series A Preferred Shares held by the GP Investor into 13,521,634 shares of common stock.

The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof, with the exception of the number of shares of common stock issuable upon conversion of all outstanding Series A Preferred Shares. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell any or all of the shares under this prospectus. Because the selling stockholders are not obligated to sell the shares of common stock set forth below, we cannot state with certainty the number of shares of common stock that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, such selling stockholders may have transferred or otherwise disposed of all or a portion of the offered shares. We are registering the shares to permit the selling stockholders to resell the shares when such selling stockholder deems appropriate, subject to the restrictions on transfer set forth in the Investment Agreement and the Subscription Agreement.

	Shares Beneficially Owned Before Offering			Number of Shares that May be Offered Hereby (on an As- Converted		Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Selling Stockholder	Number		Percentage	Basis)		Number(1)	Percentage
GPC Partners Investments (Thames) LP	5,859,375		12.8%	19,381,009	(2)	—	—
Cavello Bay Reinsurance Limited	2,590,765	(3)	5.6%	1,953,125		637,640	1.4%

(1)	The selling stockholders have not informed us, and we do not know, when or in what amounts the selling stockholders may offer for sale the shares of common stock owned or issuable upon conversion of the Series A Preferred Shares pursuant to this prospectus. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all, some or none of the shares of common stock that they beneficially own pursuant to this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any such shares, we cannot provide any information or estimates as to the number of shares of common stock that the selling stockholders will hold after completion of sales that may be made pursuant to this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares of common stock covered by this prospectus.

(2)	Represents (i) 5,859,375 shares of common stock and (ii) 112,500 Series A Preferred Shares held directly by the GP Investor that are convertible at September 30, 2025 into 13,521,634 shares of common stock at the election of the GP Investor, without giving effect to the Conversion Limitation. In certain circumstances, the issuance of common stock upon conversion of the Series A Preferred Shares may be subject to the Conversion Limitation. See “—GP Issuance.” The GP Investor, GPC Partners II GP LLC (“GPC II GP”), Gallatin Point Capital LLC (“Gallatin Point”), Matthew B. Botein and Lewis A. (Lee) Sachs (collectively, the “GPC Parties”) also beneficially own the shares of common stock. Gallatin Point is the managing member of GPC II GP, which, in turn, is the general partner of the GP Investor. Messrs. Botein and Sachs are the Co-Founders and Managing Partners of the ultimate parent of Gallatin Point and collectively make voting and investment decisions on behalf of GP Investor. The address of the GPC Parties is 660 Steamboat Road, Greenwich, CT 06830.

We entered into the Investment Agreement that provides the GP Investor with certain rights and privileges, including the right to designate one member to our board of directors, as well as the GP Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series A Preferred Shares. See “Description of Capital Stock” elsewhere in this prospectus for additional information.

(3)	Represents (i) 1,953,125 shares of common stock acquired by the Enstar Investor in the Enstar Issuance and (ii) 637,640 shares the Enstar Investor previously purchased in the open market. Kenmare Holdings, Ltd. (“Kenmare”), Enstar Group Limited (“EGL”), Elk Bidco Limited (“Elk Bidco”), Elk Parent Limited (“Elk Parent”), Elk Intermediate Holdings, LLC (“Elk Intermediate”), Elk Topco, LLC (“Elk Topco”) and Elk Insurance Holdings, LLC (“Elk Insurance Holdings” and, together with the Enstar Investor, Kenmare, EGL, Elk Bidco, Elk Parent, Elk Intermediate and Elk Topco, collectively, the “Enstar Parties”) also beneficially own the shares of common stock by virtue of their direct or indirect controlling interest in the Enstar Investor. The address of the Enstar Parties is A.S. Cooper Building, 4th Floor, 26 Reid Street, Hamilton, HM 11 Bermuda.

We entered into the Subscription Agreement that provides the Enstar Investor with certain rights and privileges, as well as the Enstar Registration Rights Agreement with respect to the common stock held by the Enstar Investor. See “Description of Capital Stock” elsewhere in this prospectus for additional information.

In addition, we may name additional selling stockholders from time to time. Information about such additional selling stockholders, including their identities and the shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the general terms and provisions of our capital stock as set forth in our Certificate of Incorporation, By-laws, the A&R Certificate of Designations and certain provisions of the Investment Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our Certificate of Incorporation, By-laws, the A&R Certificate of Designations and the Investment Agreement, each of which is included as an exhibit to the registration statement of which this prospectus is a part, and each of which may be amended from time to time. We encourage you to read our Certificate of Incorporation, By-laws, the A&R Certificate of Designations and the Investment Agreement for additional information.

Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0002 per share, and 20,000,000 shares of preferred stock, par value $0.00125 per share, of which, 165,000 shares have been designated Series A Preferred Shares. As of September 30, 2025, we had (i) 45,936,898 shares of common stock issued and outstanding and (ii) 112,500 Series A Preferred Shares issued and outstanding.

Common Stock

Common stock has no pre-emptive rights or other rights to subscribe for additional shares of common stock, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Delaware law and our By-laws, we may be required to make an offer to repurchase shares of common stock held by members. All shares of common stock sold pursuant to a registered offering are, when issued, fully paid and non-assessable.

Dividend Policy

Our board of directors may, subject to Delaware law and our By-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder, subject to any rights of holders of preferred stock. No unpaid dividend shall bear any interest.

Voting Rights

Stockholders have one vote for each share of common stock held by them and are entitled to vote, on a non-cumulative basis, at all meetings of members.

Preferred Stock

Pursuant to Delaware law and our Certificate of Incorporation and By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further stockholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

Series A Preferred Shares

On March 1, 2022, we adopted a certificate of designations, which was amended and restated in its entirety on November 11, 2024 by the A&R Certificate of Designations. The A&R Certificate of Designations establishes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our Series A Preferred Shares, which are described in more detail below.

Designation of Series A Preferred Stock

The Series A Preferred Shares rank senior to our common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Shares have a liquidation preference of $1,000 per share (the “Liquidation Preference”). Upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Shares will receive the greater of the Liquidation Preference plus accrued and unpaid dividends (“Accrued Dividends”), or the amount they would have received if they had converted all of their Series A Preferred Shares to shares of common stock immediately before such liquidation, dissolution or winding up.

Dividend Rights

Until October 1, 2029, holders of the Series A Preferred Shares will be entitled to a dividend (the “Dividend”) at a rate of 7.0% per annum of the Liquidation Preference, payable in cash, in-kind in common stock or in Series A Preferred Shares, at the Company’s election. On October 1, 2029, and each five- year anniversary thereafter, the Dividend rate will reset to a rate equal to the five-year U.S. treasury rate plus 5.2%, up to a maximum Dividend rate of 8.0%. Dividends accrue quarterly and are payable on March 31, June 30, September 30 and December 31 of each year.

Voting and Consent Rights

Holders of the Series A Preferred Shares will be entitled to vote with the holders of the common stock on an as-converted basis. Holders of the Series A Preferred Shares will be entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Shares, authorizations or issuances by the Company of securities that are senior to or pari passu with the Series A Preferred Shares, increases or decreases in the number of authorized Series A Preferred Shares, or the issuance of any additional Series A Preferred Shares other than in payment of Dividends on the outstanding Series A Preferred Shares.

In no event will the Series A Preferred Shares held by the GP Investor, its successors and its affiliated transferees (collectively, the “Investor Parties”), together with any shares of common stock received on conversion of Series A Preferred Shares or as Dividends with respect to Series A Preferred Shares, be entitled to vote in excess of 9.9% of the aggregate voting power of the then-outstanding shares of common stock on an as converted basis or of our outstanding voting securities. Upon a transfer of Series A Preferred Shares to an unaffiliated third party, the voting limitation will cease to apply unless the third party transferee affirmatively elects to be limited in the same manner as the transferor.

Unless and until the Company obtains the stockholder approval required by Nasdaq Listing Standard Rule 5635 with respect to the issuance of shares of common stock upon conversion of the Series A Preferred Shares, if such rule is applicable, no shares of common stock will be issued or delivered upon conversion of the Series A Preferred Shares to the extent, and only to the extent, that such issuance or delivery would result in the holder of Series A Preferred Shares beneficially owning in the aggregate in excess of nineteen and nine-tenths percent (19.9%) of the number of shares of common stock then outstanding or of the total voting power of the Company’s then-outstanding voting securities.

Conversion Rights of Holder

Pursuant to the A&R Certificate of Designations, each holder of Series A Preferred Shares has the right, at such holder’s option, subject to certain conversion procedures, to convert each of such holder’s Series A Preferred Shares at any time into (i) the number of shares of common stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to a Series A Preferred Share to be converted divided by (B) the conversion price as of the applicable date of conversion plus (ii) cash in lieu of fractional shares; provided that, unless and until the Company obtains the stockholder approval required by Nasdaq Listing Standard Rule 5635 with respect to the issuance of common stock upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule, if such rule is applicable, no common stock will be issued or delivered upon conversion of any Series A Preferred Share, and no Series A Preferred Share will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the holders of the Series A Preferred Shares in the aggregate beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the number of shares of common stock then outstanding or the total voting power of the Company’s then-outstanding voting securities.

Mandatory Conversion by the Company

If the volume weighted average price (“VWAP”) per share of common stock is greater than 200% of the then-applicable conversion price for at least twenty consecutive trading days, the Company will be able to elect to convert (a “Mandatory Conversion”) all of the outstanding Series A Preferred Shares into shares of common stock. In the case of a Mandatory Conversion, each Series A Preferred Share then outstanding will be converted into (i) the number of shares of common stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such Series A Preferred Share to be converted divided by (B) the conversion price of such share in effect as of the date of the Mandatory Conversion plus (ii) cash in lieu of fractional shares.

Upon any Mandatory Conversion on or before March 1, 2027, all dividends that would have accrued from the date of the Mandatory Conversion to the later of March 1, 2027 or the last day of the eighth quarter following the date of the Mandatory Conversion, the last eight quarters of which will be discounted to present value using a discount rate of 3.5% per annum, and will be immediately payable in common stock, valued at the average of the daily VWAP of the shares of common stock during the five (5) trading days immediately preceding the Mandatory Conversion.

Repurchase Upon Fundamental Change

Upon the occurrence of a Fundamental Change (as defined below), each holder of outstanding Series A Preferred Shares will be permitted to, at its election, (i) effective as of immediately prior to the Fundamental Change, convert all or a portion of its Series A Preferred Shares into shares of common stock, or (ii) require the Company to repurchase any or all of such holder’s Series A Preferred Shares at a purchase price per Series A Preferred Share equal to the Liquidation Preference of such Series A Preferred Share plus Accrued Dividends. The repurchase price will be payable in cash.

A “Fundamental Change” is generally defined in the A&R Certificate of Designations as the following types of transactions:

•	a person’s acquisition of beneficial ownership of more than 50% voting power represented by issued and outstanding shares of common stock, Series A Preferred Shares and other classes of outstanding voting stock having the right to vote in the election of directors;

•	the sale, transfer or lease of all or substantially all of the assets of the Company whether in a single transaction or a series of related transactions, to another person;

•	a transaction where the directors in office at the beginning of an 18 consecutive month period, or their successors whose nomination were approved by two-third of the directors then in office (either at the start of the period, or whose election was previously so approved) cease to constitute a majority of the members of the board of directors then in office; or

•	the adoption of a plan of liquidation or dissolution of the Company.

Governance Rights

Until the Investor Parties no longer beneficially own Series A Preferred Shares and/or shares of common stock issued or issuable upon conversion of such Series A Preferred Shares that represent in the aggregate (a) at least 2,820,079 shares of common stock (representing 50% of the number of shares of common stock issuable upon conversion of the Series A Preferred Shares as of March 1, 2022), and (b) at least 5% of the outstanding number of shares of common stock on an as-converted basis, such parties will be entitled to designate one individual (the “Series A Designee”) for nomination to our board of directors. The GP Investor designated Mr. Botein as the Series A Designee, and Mr. Botein joined the board effective January 6, 2023 following receipt of all necessary regulatory approvals.

Standstill

For so long as the Investor Parties have the right to designate a director to the board of directors, such parties will vote (i) in favor of each director nominated by the board of directors, (ii) against any stockholder nominations that have not been approved by the board, (iii) in favor of the Company’s “say-on-pay” proposal and any other equity compensation proposal approved by the Compensation Committee of the board and (iv) in favor of the ratification of the appointment of the Company’s independent registered public accounting firm. This obligation does not obligate the Investor Parties to vote in any particular manner with respect to any merger, business combination transaction or sale of substantially all assets involving the Company.

Transfer and Conversion Restrictions

The Investor Parties are prohibited from transferring Series A Preferred Shares or shares of common stock issuable upon conversion of the Series A Preferred Shares to any activist stockholder or certain competitors, or a person that would hold 9.9% of the voting equity of the Company after giving effect to such transfer (the “Transfer Restriction Voting Threshold”); provided, however, that such restrictions do not apply to transfers of Series A Preferred Shares or shares of common stock issuable upon conversion of the Series A Preferred Shares into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act; provided further, that in the event that the AM Best Financial Strength Rating of James River Insurance Company is downgraded or reduced below A- (Excellent), the Transfer Restriction Voting Threshold shall be 19.9%.

Registration Rights Agreements

In connection with the issuance of the Series A Preferred Shares, the Company and the GP Investor entered into the GP Registration Rights Agreement, pursuant to which the Company agreed to provide to the Investor Parties certain customary registration rights with respect to the shares of common stock issuable upon any conversion of the Series A Preferred Shares. Additionally, upon the Enstar Issuance, the Company entered into the Enstar Registration Rights Agreement, pursuant to which the Company agreed to provide the Enstar Investor certain customary registration rights with respect to its common stock. Pursuant to the Registration Rights Agreements, we are filing a registration statement of which this prospectus forms a part to register the resale of shares of common stock held by the selling stockholders.

In addition, the Company has agreed to customary indemnification provisions in the Registration Rights Agreements, relating to indemnification for any material misstatements or omissions by the Company in connection with the registration of the shares of common stock.

Certain By-law Provisions

The provisions of our By-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.

Number of Directors

Our By-laws provide that the board shall consist of no less than five directors, and no more than 15 directors, as determined by the board from time to time.

Election or Appointment of Directors

Our directors are elected for a one-year term, expiring at our next annual meeting and the election or appointment of their successors. Our Certificate of Incorporation further provides that, subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, and except as otherwise provided by law, an affirmative vote of at least a majority of the directors then in office may appoint any person as a director to fill any vacancy on the board, unless such vacancy is filled by proper action of our stockholders.

Removal of Directors

Our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock then entitled to vote in an election of directors, subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding. Any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by an affirmative vote of at least a majority of our directors then in office.

Stockholder Action by Written Consent

Our Certificate of Incorporation and our By-laws provide that stockholders may not take any action by written consent in lieu of a meeting, except that holders of shares of any class or series of preferred stock may vote by written consent in lieu of a meeting on any matter subject to a class vote to the extent provided in the designation of terms of such class or series of preferred stock.

Stockholder Advance Notice Procedure

Our By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The By-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 25 days before or after such anniversary date, we must receive the notice not earlier than 120 days prior to such annual meeting and not later than the later of 70 days prior to the date of the meeting or the close of business on the tenth day following the earlier of the date on which notice of the annual meeting was posted to stockholders or the date on which public disclosure of the date of the annual meeting was made. The notice must include the following information:

•	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

•	such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee has been nominated, or intended to be nominated, by the board of directors;

•	a brief description of any business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder;

•	if applicable, the consent of each nominee to serve as a director if elected; and such other information that the board of directors may request in its discretion;

•	the class and number of shares that are held of record or beneficially owned by the stockholder;

•	a description of any agreement, arrangement or understanding in order to create or mitigate the loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder;

•	the principal amount of and description of indebtedness of the Company or any of its subsidiaries that is held by the stockholder;

•	a representation as to whether the stockholder intends or is part of a group that intends to deliver a proxy statement to stockholders or to otherwise solicit proxies from other stockholders; and

•	such other information that the board of directors may request in its discretion.

Amendments to Certificate of Incorporation and By-laws

Our Certificate of Incorporation may be amended, altered or repealed in any manner prescribed by Delaware law. Our By-laws may be amended, altered or repealed, or new by-laws may be adopted by the affirmative vote of at least a majority of the directors then in office. In addition, our stockholders may amend, alter or repeal the By-laws at any annual or special meeting by the affirmative vote of the majority of votes cast.

Meetings of Stockholders

Our annual meeting will be held each year. A special meeting will be held when, in the judgment of the Chairperson, any two directors, any director and our secretary or the board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 10% of our issued and outstanding capital stock, the board shall convene a special meeting. Presence in person or by proxy of the holders of record representing more than 50% of our aggregate voting power must be present to constitute a quorum for the transaction of business at a meeting, provided that if we shall at any time have only one member, one member present in person or by proxy shall form a quorum for the transaction of business at any meeting held during such time. As determined according to certain adjustments of voting power specified in our By-laws (See “—Meetings of Stockholders—Voting”), questions proposed for consideration by the stockholders will be decided by the affirmative vote of the majority of the votes cast.

Corporate Opportunities

Our Certificate of Incorporation provides that, except for persons that are officers, managers or employees of the Company, and directors who are officers, managers or employees of the Company, no stockholder nor any of its affiliates, or any of its or their respective directors, officers, employees, agents, general or limited partners, managers, members, or stockholders, in any case whether or not one of our directors or officers, have any duty to communicate or present any investment or business opportunity or prospective transaction, agreement, arrangement, or other economic advantage to us. In addition, to the fullest extent permitted by law, such persons may engage in businesses competitive with ours. In our Certificate of Incorporation, we explicitly renounce any interest of the company in such opportunities and any expectation that such opportunities will be offered to us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Shares is Broadridge Corporate Issuer Solutions, Inc.

Market Listing

We list our common stock on the Nasdaq Global Select Market under the symbol “JRVR.”

PLAN OF DISTRIBUTION

We are registering common stock held by the selling stockholders named in this prospectus, which may be offered from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders, which, as used herein, includes donees, assignees, transferees or other successors-in-interest who may later hold the selling stockholders’ interests selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their common stock:

•	on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our common stock is listed or traded;

•	to or through underwriters or dealers pursuant to an underwritten resale offering or other underwritten transactions on a firm commitment or best efforts basis;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of common stock on the basis of parameters described in such trading plans;

•	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	by pledge to secure debts and other obligations;

•	delayed delivery arrangements;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may transfer the common stock in other circumstances, in which case the donees, assignees, transferees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling stockholder that a donee, assignee, transferee, or other successor-in-interest intends to sell shares of common stock, we will, to the extent required, file a supplement to this prospectus or a post-effective amendment to name specifically such person as a selling stockholder.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares of common stock to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares of common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative shares of common stock which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered hereby will be the purchase price of such common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares of common stock.

Instead of selling the shares of common stock pursuant to this prospectus, the selling stockholders may sell the common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common stock pledged by any selling stockholders or borrowed from any selling stockholders or others to settle those sales or to close out any related open borrowings of common stock, and may use shares of common stock received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock.

The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the shares of common stock, any underwriters or agents, as the case may be, involved in the offering of such common stock may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our shares of common stock for their own account. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriter or agents, as the case may be, may bid for, and purchase, such shares of common stock in the open market. Finally, in any offering of shares of common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such shares of common stock in the offering if the syndicate repurchases previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholders may solicit offers to purchase shares of common stock directly from, and they may sell such shares of common stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, if any.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for shares of common stock.

The selling stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the shares of common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from a selling stockholder in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements, or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. Upon our notification by any selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares of common stock covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents who execute sales for the selling stockholders or otherwise participate in the sale of the shares of common stock herein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of such shares of common stock may be underwriting discounts or commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, with respect to a particular offering of the shares of common stock held by the selling stockholders, the name of the selling stockholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale (if any) and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any participating agents, broker-dealers or underwriters and any applicable commissions or discounts, concessions and other items constituting compensation from the selling stockholder will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

In order to comply with the securities laws of some states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their respective affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

We entered into the Registration Rights Agreements with the selling stockholders to register shares of common stock held by the selling stockholders under applicable federal securities laws under specific circumstances and specific times. We will pay all expenses of the registration of the common stock pursuant to the Registration Rights Agreements, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain related fees; provided, however, that the selling stockholders will pay all underwriting discounts, selling commissions and stock transfer taxes, if any. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus, in accordance with the Registration Rights Agreements. In addition, the selling stockholders have agreed to indemnify us against certain liabilities relating to the information provided by the selling stockholders expressly for use in this prospectus, in accordance with the Registration Rights Agreements.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, our United States counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at jrvrgroup.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of common stock that are being offered. Forms of any documents establishing the terms of the offered shares of common stock are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference.

Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 4, 2025, as amended by the Form 10-K/A filed on April 29, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed on May 6, 2025, August 5, 2025 and November 4, 2025, respectively;

•	our Current Reports on Form 8-K filed January 24, 2025, March 3, 2025, March 7, 2025, April 21, 2025, May 5, 2025, June 13, 2025, July 21, 2025, July 24, 2025, August 4, 2025, August 14, 2025, August 29, 2025, October 24, 2025, November 3, 2025 and November 7, 2025 (in each case excluding any information furnished under Items 2.02 and 7.01 and all exhibits filed that pertain to the information disclosed under such items); and

•	the description of our common stock contained in the Registration Statement on Form 8-A, filed on December 9, 2014, as updated by the description of our common stock contained in Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025, the description of our common stock contained in the “Description of Capital Stock” section of our prospectus, filed with the SEC on August 19, 2025, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person to whom this prospectus is delivered, upon written or oral request of any person, without charge, a copy of any or all of the documents incorporated herein by reference but not delivered with the prospectus, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to: James River Group Holdings, Inc., 1414 Raleigh Road, Suite 405, Chapel Hill, North Carolina 27517, attention: Investor Relations, or (919) 900-1200.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated costs and expenses payable by us (other than the SEC registration fee), in connection with the issuance and distribution of the shares of common stock being registered:

Amount to be Paid
SEC registration fee		$18,422	(1)
FINRA filing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(1)	All applicable registration fees were paid at the time of filing the initial Registration Statement (File No. 333-289634).

*	These fees are calculated based on the shares of common stock offered and the number of offerings and accordingly cannot be estimated at this time. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of common stock.

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL allows a corporation to provide in its Certificate of Incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions made to a director, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation provides that no director or officer of James River Group Holdings, Inc. shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (including with regard to any actions taken or omitted as a director or officer of James River Group Holdings, Ltd., whether taken or omitted prior to the effective time of the Domestication, in connection with the discontinuance of James River Group Holdings, Ltd. in Bermuda or the continuance of James River Group Holdings, Inc. in the State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the Certificate of Incorporation does not eliminate the directors’ or officers’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director or officer will be subject to liability for breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director or officer, and, with respect to directors only, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s By-laws also provide that James River Group Holdings, Inc. shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, including all appeals by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of James River Group Holdings, Inc., or (y) such person, while serving as a director or officer of James River Group Holdings, Inc., is or was serving or has agreed to serve at the request of James River Group Holdings, Inc. as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of James River Group Holdings, Inc.as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law. For purposes of the indemnification described in this paragraph, references to James River Group Holdings, Inc. include James River Group Holdings, Ltd. as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as James River Group Holdings, Inc. James River Group Holdings, Inc. will remain obligated on any indemnification obligations of James River Group Holdings, Ltd. arising prior to the Domestication.

We maintain directors’ and officers’ insurance policies that cover our directors and officers.

Subject to limitations imposed by Delaware law, the Company may enter into agreements that provide indemnification to the directors, officers and other persons serving at our request as a director, officer, employee or agent of another enterprise for all actions, liabilities, losses, damages or expenses incurred or suffered by the indemnified person arising out of such person’s service in such capacity.

Item 16. Exhibits

The following exhibits are part of this registration statement.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement relating to common stock (to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein)

2.1+	Stock Purchase Agreement, dated November 8, 2023, by and among James River Group Holdings, Ltd. and Fleming Intermediate Holdings LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on November 9, 2023, Commission File No. 001-36777)

3.1	Certificate of Incorporation of James River Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on November 7, 2025; Commission File No. 001-36777)

3.2	Certificate of Designations of 7% Series A Perpetual Cumulative Convertible Preferred Shares of James River Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed on November 7, 2025; Commission File No. 001-36777)

3.3	By-laws of James River Group Holdings, Inc. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed on November 7, 2025; Commission File No. 001-36777)

4.1	Investment Agreement, dated February 24, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on February 28, 2022; Commission File No. 001-36777)

4.2	Amendment No. 1 to the Investment Agreement, dated March 1, 2022, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on May 10, 2022; Commission File No. 001-36777)

4.3	First Amendment to the Investment Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and GPC Partners Investments (Thames) LP (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)

4.4	Subscription Agreement, dated November 11, 2024, by and between James River Group Holdings, Ltd. and Cavello Bay Reinsurance Limited (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on November 13, 2024; Commission File No. 001-36777)

5.1*	Opinion of Debevoise & Plimpton LLP to the Registrant

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page of Form S-3)

+	Exhibit or Schedules to Exhibit not filed with the Securities and Exchange Commission pursuant to Item 601(b)(4)(iii) and Regulation 601(a)(5) of Regulation S-K. The Company will furnish a copy of the omitted Exhibit or Schedules to the SEC upon request.

*	Filed herewith.

Item 17. Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)            to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on November 10, 2025.

JAMES RIVER GROUP HOLDINGS, INC.

By:	/s/ Frank N. D’Orazio
Frank N. D’Orazio
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2025:

	Signature	Title

	/s/ Frank N. D’Orazio	Chief Executive Officer and Director
	Frank N. D’Orazio	(Principal Executive Officer)

	*	Chief Financial Officer
	Sarah C. Doran	(Principal Financial Officer)

	*	Principal Accounting Officer
	Michael E. Crow	(Principal Accounting Officer)

	*	Director
Matthew B. Botein

	*	Director
Thomas L. Brown

	*	Director
Joel D. Cavaness

	*	Director
Kirstin M. Gould

	*	Director
Dennis J. Langwell

	*	Director, non-Executive Chairperson of the Board
Christine LaSala

	*	Director
Peter B. Migliorato

*By:	/s/ Frank N. D’Orazio
as Attorney-in-Fact